UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2024

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38624	16-1603202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1895 Mount Hope Avenue, Rochester, New York	14620
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 271-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VCNX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Warrant Call Option Exercise

On August 20, 2024, Vaccinex, Inc. (the “Company”) announced that it was calling for cancellation the warrants to purchase shares of the Company’s common stock that the Company had issued in transactions in October 2023, November 2023, February 2024, and March 2024, for $0.0001 per warrant share, pursuant to terms of the warrants permitting the Company to call the warrants for cancellation following the announcement of a statistically significant increase in FDG-PET signal in patients in the Company’s SIGNAL-AD trial of pepinemab for the treatment of Alzheimer’s disease. Following the call, warrant holders will have either 20 or 30 trading days to exercise their warrants, as provided in the applicable warrants. To the extent they are not timely exercised, the warrants will be automatically canceled. The Company intends to explore additional financing options in connection with the call of the warrants, which could include warrant inducement or exchange transactions. There is no guarantee that any of the warrants will be exercised following the call of the warrants, or that additional financing options in connection with the call of the warrants will be successful or at terms acceptable to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaccinex, Inc.

Date: August 20, 2024	By:	/s/ Maurice Zauderer
Maurice Zauderer
Chief Executive Officer